            AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Amendment No. 5 (this "Amendment") to the "Credit Agreement" (defined below) is entered into as of July 25, 2000 by and among ARCHIBALD CANDY CORPORATION, an Illinois corporation (the "Borrower"), the financial institutions party to the Credit Agreement (collectively, the "Lenders") and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                                    RECITALS:

         WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of July 2, 1997, as amended (the "Credit Agreement");

         WHEREAS, the Borrower has notified the Lenders and the Agent that the Borrower wishes to amend the Credit Agreement in certain respects; and

         WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions herein set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 3 below, the Credit Agreement is hereby amended as follows:

         (a) The definition of "AGGREGATE REVOLVING LOAN COMMITMENT" set forth in SECTION 1.1 of the Credit Agreement is hereby amended to delete therefrom the second sentence thereof and to substitute therefor the following: "The Aggregate Revolving Loan Commitment for the period beginning July 25, 2000 and ending December 31, 2000 is $30,000,000. The Aggregate Revolving Loan Commitment thereafter is $20,000,000."

         (b) The definition of "APPLICABLE COMMITMENT FEE RATE" set forth in
SECTION 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

         "APPLICABLE COMMITMENT FEE RATE" means, from and after July 25, 2000, a per annum rate equal to 0.50%.

         (c) The definition of "APPLICABLE LETTER OF CREDIT FEE RATE" set forth in SECTION 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

         "APPLICABLE LETTER OF CREDIT FEE RATE" means, from and after July 25, 2000, a per annum rate equal to three and one-half percent (3.5%).

         (d) The definition of "BORROWING BASE" set forth in SECTION 1.1 of the Credit Agreement is hereby amended to delete therefrom the phrase "(C) for the period beginning June 30, 2000 and ending July 25, 2000, 65% of the Gross Amount of Eligible Inventory consisting of packaged candy, and subsequent to July 25, 2000, 50% of such Gross Amount PLUS (D) for the period beginning June 30, 2000 and ending July 25, 2000, 65% of the Gross Amount of Canadian Eligible Inventory consisting of packaged candy, and subsequent to July 25, 2000, 50% of such Gross Amount." and to substitute therefor the following:

         (C) 65% of the Gross Amount of Eligible Inventory consisting of packaged candy PLUS (D) 65% of the Gross Amount of Canadian Eligible Inventory consisting of packaged candy.

         (e) The definition of "CANADIAN ELIGIBLE RECEIVABLES" set forth in
SECTION 1.1 of the Credit Agreement is hereby amended to delete therefrom the phrase "that during the period beginning June 30, 2000 and ending July 25, 2000" and to substitute therefor the phrase "that from and after June 30, 2000".

         (f) The definition of "ELIGIBLE RECEIVABLES" set forth in SECTION 1.1 of the Credit Agreement is hereby amended to delete therefrom the phrase "that during the period beginning June 30, 2000 and ending July 25, 2000" and to substitute therefor the phrase "that from and after June 30, 2000".

         (g) The definition of "REVOLVING LOAN COMMITMENT" set forth in Section
1.1 of the Credit Agreement is hereby amended in its entirety as follows:

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon, as such amount may be modified from time to time pursuant to the terms hereof; PROVIDED, HOWEVER, that notwithstanding the amounts set forth on EXHIBIT A hereto, for the period beginning July 25, 2000 and ending December 31, 2000, the "Revolving Loan Commitment" for Bank One, NA shall equal $15,000,000, the "Revolving Loan Commitment" for Fleet Business Credit Corporation shall equal $15,000,000, and the "Aggregate Revolving Loan Commitment" shall equal $30,000,000.

         (h) The definition of "REVOLVING NOTE" set forth in SECTION 1.1 of the Credit Agreement is hereby amended to delete therefrom the period at the end thereof and to substitute the following therefor: "PROVIDED, HOWEVER, that for the period beginning July 25, 2000 and ending December 31, 2000, each Lender's promissory note shall be deemed to be in an amount equal to $15,000,000."

         (i) SECTION 2.2 of the Credit Agreement is hereby amended to insert immediately at the end thereof the following:

         "The Borrower hereby agrees that it shall repay in full the aggregate principal balance of the Loans outstanding on December 26, 2000 and hereby agrees that it shall not request from any Lender the extension of any Loan, nor shall any Lender extend any Loan, during the period beginning December 26, 2000 and ending December 31, 2000. Each of the failure to repay in full such aggregate principal balance on December 26, 2000 and the extension of any Loan during the aforementioned period shall constitute a Default under SECTION 7.1(a)(i) on the date of the occurrence thereof."

         (j) SECTION 6.3(A)(xii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: "Indebtedness not otherwise permitted pursuant to CLAUSES (i) through (xi) of this SECTION 6.3 provided that such Indebtedness does not exceed $1,000,000."

         (k) The definition of "EBITDA" set forth in SECTION 6.4(A) of the Credit Agreement is hereby amended to delete therefrom the phrase "PLUS all amounts deducted in determining such Consolidated Net Income" and to substitute therefor the phrase "PLUS costs and/or expenses in an aggregate amount no greater than $500,000 incurred by the Borrower from and after June 1, 2000 in connection with its extension or issuance of severance compensation and/or benefits to terminated employees PLUS all amounts deducted in determining such Consolidated Net Income".

         (l) SECTION 6.4(B) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "(B) MINIMUM EBITDA. The Borrower and its Subsidiaries on a consolidated basis shall not permit EBITDA to be less than the amounts set forth below:

        Minimum EBITDA                          Test Date
        --------------------------------------- -----------------------
        $(5,125,000)                            August 26, 2000
        --------------------------------------- -----------------------
        $(4,125,000)                            November 25, 2000
        --------------------------------------- -----------------------
        $23,375,000                             February 24, 2001
        --------------------------------------- -----------------------

         For each test date referenced in this SECTION 6.4(B), EBITDA shall be determined on such test date for the period beginning June 1, 2000 and ending on such test date."

         (m) SECTION 6.4(C) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         (C) CAPITAL EXPENDITURES. The Borrower shall not expend or be committed to expend, nor shall it permit any of its Subsidiaries to expend or be committed to expend, for Capital Expenditures, in the aggregate for the Borrower and its Subsidiaries, in excess of the amounts set forth below:

        Maximum Capital Expenditure             Test Date
        --------------------------------------- -----------------------
        $1,750,000                              August 26, 2000
        --------------------------------------- -----------------------
        $3,500,000                              November 25, 2000
        --------------------------------------- -----------------------
        $5,250,000                              February 24, 2001
        --------------------------------------- -----------------------

         For each test date referenced in this SECTION 6.4(C), the amount of Capital Expenditures shall be determined on such test date for the period beginning June 1, 2000 and ending on such test date.

         (n) EXHIBIT A to the Credit Agreement is hereby deleted therefrom and the attached EXHIBIT A is hereby substituted therefor.

         3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received each of the following:

                  (a) four (4) duly executed originals of this Amendment from the Borrower, the Agent and the Lenders;

                  (b) an amendment and arrangement fee of $25,000 for the ratable benefit of the Lenders;

                  (c) Reaffirmation of Guaranty executed by Fannie May Holdings, Inc., Sweet Factory, Inc., Sweet Factory Group, Inc., SF Candy Company and SF Properties, Inc.; and

                  (d) written certification from an officer of the Borrower that
         (i) on the Effective Date, no Default or Unmatured Default has occurred and is continuing and (ii) execution, delivery and effectiveness of this Amendment do not and will not conflict with the terms and conditions of the Senior Note Indenture and do not and will not trigger an "Event of Default" under the Senior Note Indenture.

      4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         4.1 The Borrower represents and warrants as of the date hereof that:

         (a) Its execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not require any consent or approval which has not been obtained and

         (b) This Amendment and the Credit Agreement as amended hereby are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

         4.2 The Borrower affirms that the representations and warranties contained in the Credit Agreement are true and correct as of the Effective Date.

         4.3 The Borrower affirms that each of the Collateral Documents is in full force and effect as of the date hereof and that the Collateral Documents secure the payment in full of the Secured Obligations as such Secured Obligations may increase as a result of this Amendment No. 5.

      5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

         5.1 Upon the effectiveness of this Amendment pursuant to SECTION 3 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

         5.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         5.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

         6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 5 as of the date first above written.


                              ARCHIBALD CANDY CORPORATION


                              By:      /s/ Ted A. Shepherd
                                  ----------------------------------------------
                              Name:    Ted A. Shepherd
                              Title:   President and Chief Executive Officer


                              BANK ONE, NA, formerly known as The First National Bank of Chicago, individually and as Agent


                              By:      /s/ Diane M. Faunda
                                  ----------------------------------------------
                              Name:    Diane M. Faunda
                              Title:   Vice President


                              FLEET BUSINESS CREDIT CORPORATION, formerly known as Sanwa Business Credit Corporation


                              By:      /s/ Donald A. Mastro
                                  ----------------------------------------------
                              Name:    Donald A. Mastro
                              Title:   Vice President

Agreed and acknowledged
this 25th day of July, 2000

BANK ONE CANADA, formerly
known as First Chicago NBD Bank,
Canada

By:      /s/ Paul O. Morrissey
     --------------------------------
Name:    Paul O. Morrissey
Title:   Executive Vice President

                                    EXHIBIT A


                                       TO


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                Loan Commitments

REVOLVING LOAN COMMITMENTS

Lender                                   Amount of Revolving Loan    % of Revolving Loan
                                         Commitment                  Commitment
----------------------------------------------------------------------------------------
Bank One, NA, formerly                    10,000,000                   50%
known as The First National
Bank of Chicago
----------------------------------------------------------------------------------------
Fleet Business Credit                    $10,000,000                   50%
Corporation
----------------------------------------------------------------------------------------
TOTAL                                    $20,000,000                  100%
-----
----------------------------------------------------------------------------------------